SECOND AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of August 17, 2016, to the Custody Agreement, originally made and entered into as of April 26, 2006, as amended August 10, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”) on behalf of the SNOW CAPITAL FUNDS (the “Fund”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Snow Capital Dividend Plus Fund and the Snow Capital Focused Value Fund; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article 14.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Amended Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ John P. Buckel	By: /s/ Michael R. McVoy
Printed Name: John P. Buckel	Printed Name: Michael R. McVoy
Title: President	Title: Senior Vice President

Snow

Amended Exhibit C

to the Trust for Professional Managers Custody Agreement

Fund Names

Name of Series
Snow Capital Opportunity Fund
Snow Small Cap Value Fund
Snow Capital Dividend Plus Fund
Snow Capital Focused Value Fund

Snow

Amended Exhibit D to the
Custody Agreement – Trust for Professional Managers

DOMESTIC CUSTODY SERVICES FEE SCHEDULE effective October 1, 2016 thru September 30, 2021

Annual Fee Based Upon Market Value Per Fund*
____ basis point on average daily market value
Minimum annual fee per fund - $____
Plus portfolio transaction fees

Portfolio Transaction Fees
$____ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$____ /U.S. Bank repo agreement transaction
$____ /short sale
$____ /option/future contract written, exercised or expired
$____ /mutual fund trade/Fed wire/margin variation Fed wire
$____ /physical transaction
$____ /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus ____.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

* CPI rates for the Snow Capital Small Cap Value Fund and the Snow Capital Opportunity Fund in effect as of 10/1/16 will remain in effect and not increase for the life of the contract if the contract term is five years.  Also, if the contract term is five years, CPI will not apply at all to the Dividend Plus Fund or the Focused Value Fund.

Fees are billed monthly.

Advisor’s signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit D

SNOW CAPITAL MANAGEMENT, L.P.

By:	/s/ Carl Vuono

Printed Name and Title:	Carl Vuono, COO

Date: 10/11/2016

Snow

Amended Exhibit D (continued) to the Custody Agreement - Trust for Professional Managers

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE effective October 1, 2016 thru September 30, 2021
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Lebanon	All	____	$____
Australia	All	____	$____	Lithuania	All	____	$____
Austria	All	____	$____	Luxembourg	All	____	$____
Bahrain	All	____	$____	Malaysia	All	____	$____
Bangladesh	All	____	$____	Mali*	All	____	$____
Belgium	All	____	$____	Malta	All	____	$____
Benin*	All	____	$____	Mauritius	All	____	$____
Bermuda	All	____	$____	Mexico	All	____	$____
Botswana	All	____	$____	Morocco	All	____	$____
Brazil	All	____	$____	Namibia	All	____	$____
Bulgaria	All	____	$____	Netherlands	All	____	$____
Burkina Faso*	All	____	$____	New Zealand	All	____	$____
Canada	All	____	$____	Niger*	All	____	$____
Cayman Islands*	All	____	$____	Nigeria	All	____	$____
Channel Islands*	All	____	$____	Norway	All	____	$____
Chile	All	____	$____	Oman	All	____	$____
China”A” Shares	All	____	$____	Pakistan	All	____	$____
China”B” Shares	All	____	$____	Peru	All	____	$____
Columbia	All	____	$____	Philippines	All	____	$____
Costa Rica	All	____	$____	Poland	All	____	$____
Croatia	All	____	$____	Portugal	All	____	$____
Cyprus*	All	____	$____	Qatar	All	____	$____
Czech Republic	All	____	$____	Romania	All	____	$____
Denmark	All	____	$____	Russia	Equities/Bonds	____	$____
Ecuador	All	____	$____	Russia	MINFINs	____	$____
Egypt	All	____	$____	Senegal*	All	____	$____
Estonia	All	____	$____	Singapore	All	____	$____
Euromarkets(3)	All	____	$____	Slovak Republic	All	____	$____
Finland	All	____	$____	Slovenia	All	____	$____
France	All	____	$____	South Africa	All	____	$____
Germany	All	____	$____	South Korea	All	____	$____
Ghana	All	____	$____	Spain	All	____	$____
Greece	All	____	$____	Sri Lanka	All	____	$____
Guinea Bissau*	All	____	$____	Swaziland	All	____	$____
Hong Kong	All	____	$____	Sweden	All	____	$____
Hungary	All	____	$____	Switzerland	All	____	$____
Iceland	All	____	$____	Taiwan	All	____	$____
India	All	____	$____	Thailand	All	____	$____
Indonesia	All	____	$____	Togo*	All	____	$____
Ireland	All	____	$____	Trinidad & Tobago*	All	____	$____
Israel	All	____	$____	Tunisia	All	____	$____
Italy	All	____	$____	Turkey	All	____	$____
Ivory Coast	All	____	$____	UAE	All	____	$____
Jamaica*	All	____	$____	United Kingdom	All	____	$____
Japan	All	____	$____	Ukraine	All	____	$____
Jordan	All	____	$____	Uruguay	All	____	$____
Kazakhstan	All	____	$____	Venezuela	All	____	$____
Kenya	All	____	$____	Vietnam*	All	____	$____
Latvia	Equities	____	$____	Zambia	All	____	$____
Latvia	Bonds	____	$____
*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Snow

Amended Exhibit D (continued) to the Custody Agreement - Trust for Professional Managers

GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE (continued) effective October 1, 2016 thru September 30, 2021

Base Fee - A monthly base charge of $____ per account (fund) will apply.
▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).
▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $____.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $____ per claim.

Miscellanous Expenses
▪	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.

Snow